UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K
                         CURRENT REPORT
                Pursuant to Section 13 or 15 (d)
             of the Securities Exchange Act of 1934


                Date of Report:  October 12, 1999
                (Date of earliest event reported)




                        INTEL CORPORATION
     (Exact name of Registrant as specified in its charter)


         Delaware              0-6217            94-1672743
        ----------            --------          ------------
 (State of incorporation)   (Commission       (I.R.S. Employer
                            File Number)    Identification No.)



2200 Mission College Boulevard, Santa Clara,      95052-8119
California
   -------------------------------------         ------------
(Address of principal executive offices)          (Zip Code)





                         (408) 765-8080
      (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS

          5.1 Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter ended September 25, 1999 and forward-looking statements relating to 1999 and the fourth quarter of 1999 as presented in a press release of October 12, 1999.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     (c)  Exhibits

                99.1 Financial information for Intel Corporation for the quarter ended September 25, 1999 and forward-looking statements relating to 1999 and the fourth quarter of 1999.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 INTEL CORPORATION (Registrant)



Date:  October 12, 1999          By:  /s/ANDY D. BRYANT
                                      -------------------------
                                      Andy D. Bryant
                                      Senior Vice President,
                                      Chief Financial Officer
                                      and Principal Accounting
                                      Officer

EXHIBIT 99.1

INTEL THIRD QUARTER REVENUE $7.3 BILLION, up 9%
Earnings excluding acquisition-related costs* $0.55 per share, up
22%
EPS $0.42, down 5%

SANTA CLARA, Calif., October 12, 1999 - Intel Corporation announced third quarter revenue of $7.3 billion, up 9 percent from third quarter 1998 revenue of $6.7 billion. Third quarter revenue includes post-acquisition revenue of companies acquired in the third quarter. Third quarter revenue was up 9 percent from second quarter 1999 revenue which was also $6.7 billion. The company said that shipments of microprocessors, chipsets, and flash memory all grew substantially to new records during the quarter.

*Acquisition-related costs consist of one-time write-offs of purchased in-process research and development and the ongoing amortization of goodwill and other acquisition-related intangibles. Other acquisition-related intangibles include, for example, the value of the acquired companies' developed technology, trademarks and workforce-in-place. Earnings excluding acquisition-related costs differ from earnings presented according to generally accepted accounting principles because they exclude these costs.

      Net income excluding acquisition-related costs was $1.9 billion in the third quarter, up 21 percent from the third quarter of 1998 and up 7 percent sequentially. Third quarter earnings excluding acquisition-related costs were $0.55 per share, an increase of 22 percent from $0.45 in the third quarter of 1998, and up 6 percent sequentially.

      Including acquisition-related costs in accordance with generally accepted accounting principles, net income was $1.5 billion, down 6 percent from third quarter 1998 and down 17 percent sequentially. Earnings per share were $0.42, down 5 percent from $0.44 in the third quarter of 1998 and down 18 percent sequentially.

      Acquisition-related costs in the third quarter consisted of $333 million in one-time charges for purchased in-process research and development and $121 million of amortization of goodwill and other acquisition-related intangibles. Effective with this earnings release, the amortization of goodwill and other acquisition-related intangibles is shown separately and prior periods' amounts are reclassified to be consistent with the current basis of presentation. These costs were formerly included in cost of sales.

      "Our microprocessor business was solid during the quarter," said Craig R. Barrett, president and chief executive officer. "Revenues were up, units grew substantially to a new record, and we introduced a large number of new products across all market segments."

     "We look forward to seasonally strong business in the fourth quarter," Barrett continued. "We will aggressively ramp our high performance family of Pentium(R)III microprocessors on 0.18 micron process technology. At the same time, we are accelerating our new business activities in networking, communications products, and online services, as illustrated by the number of acquisitions made in the third quarter."

      During the quarter Intel acquired four companies; Dialogic Corporation, Level One Communications, Softcom Microsystems, Inc. and NetBoost Corporation. These acquisitions were valued at over $3 billion in total and significantly strengthen Intel's networking and communications product offerings. Substantially all of acquisition-related costs for the third quarter are related to these four acquisitions.

      During the quarter, the company paid its quarterly cash dividend of $0.03 per share. The dividend was paid on September
1, 1999, to stockholders of record on August 7, 1999. Intel has paid a regular quarterly cash dividend for seven years.

      During the quarter, the company repurchased a total of 12.8 million shares of common stock, at a cost of $911 million, under an ongoing program. Since the program began in 1990, the company has repurchased 647.4 million shares at a total cost of $17.3 billion.

BUSINESS OUTLOOK

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers or acquisitions that may be completed after September 25, 1999.

** The company expects revenue for the fourth quarter of 1999 to be up from third quarter revenue of $7.3 billion.

** Gross margin percentage in the fourth quarter of 1999 is expected to be up a couple points from the third quarter. In the short term, Intel's gross margin percentage varies primarily with revenue levels and product mix as well as changes in unit costs.

** Expenses (R&D, excluding in-process R&D, plus MG&A) in the fourth quarter of 1999 are expected to be approximately 9 to 12 percent higher than third quarter expenses of $1.8 billion, primarily due to higher seasonal spending on advertising and marketing and a full quarter of expenses from companies acquired during the third quarter. Expenses are dependent in part on the level of revenue.

** R&D spending, excluding in-process R&D, is expected to be approximately $3.1 billion for the full year 1999, up slightly from previous guidance of $3.0 billion primarily due to R&D spending of companies Intel acquired during the quarter.

** The company expects interest and other income for the fourth quarter of 1999 to be approximately $280 million, depending on interest rates, cash balances, the company's ability to realize expected gains, and assuming no unanticipated items.

** The tax rate for the fourth quarter is expected to be approximately 33 percent, excluding the impact of acquisition-related costs from both prior and potential future mergers or acquisitions.

**  Capital spending for 1999 is now expected to be approximately
$3.3 billion, up from previous guidance of $3.0 billion, due primarily to capital spending of the companies Intel acquired during the third quarter and the earlier than expected capital ramp of Intel Online Services.

** Depreciation for the fourth quarter of 1999 is expected to be approximately $830 million.

**   Amortization   of  goodwill  and  other  acquisition-related
intangibles is expected to be approximately $185 million in the fourth quarter.

      The above statements contained in this outlook are forward-looking statements that involve a number of risks and uncertainties. In addition to factors discussed above, among other factors that could cause actual results to differ materially are the following: the impact of the recent earthquake in Taiwan, primarily on the availability of components to PC manufacturers; business and economic conditions and growth in the computing industry in various geographic regions; changes in customer order patterns, including changes in customer and channel inventory levels and changes due to year 2000 issues; changes in the mixes of microprocessor types and speeds, purchased components and other products; competitive factors, such as rival chip architectures and manufacturing technologies, competing software-compatible microprocessors and acceptance of new products in specific market segments; pricing pressures; development and timing of introduction of compelling software applications; insufficient, excess or obsolete inventory and variations in inventory valuation; continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments; execution of the manufacturing ramp, including the transitions to the Pentium III processor and to the 0.18 micron process technology; excess or shortage of manufacturing capacity; the ability to grow new businesses and successfully integrate and operate any acquired businesses; unanticipated costs or other adverse effects associated with processors and other products containing errata (deviations from published specifications); impact on the company's business due to internal systems or systems of suppliers, infrastructure providers and other third parties adversely affected by year 2000 problems; claims due to year 2000 issues allegedly related to the company's products or year 2000 remediation efforts; litigation involving antitrust, intellectual property, consumer and other issues; and other risk factors listed from time to time in the company's SEC reports, including but not limited to the report on Form 10-Q for the quarter ended June 26, 1999 (Part I, Item 2, Outlook section).

                                      INTEL CORPORATION
                         CONSOLIDATED SUMMARY INCOME STATEMENT DATA
                           (In millions, except per share amounts)
                                                 Three Months Ended    Nine Months Ended
                                                 ------------------   ------------------
                                                Sept. 25,  Sept. 26,  Sept. 25, Sept. 26,
                                                   1999      1998       1999      1998
                                                    ------    ------     ------    ------
NET REVENUE                                         $7,328    $6,731    $21,177   $18,659
                                                    ------    ------    -------   -------
Cost of Sales                                        3,026     3,176      8,660     8,928
Research and development                               840       617      2,234     1,835
Marketing, general and administrative                  952       766      2,767     2,148
Amortization of goodwill and other
   acquisition-related intangibles                     121        16        170        40
Purchased in-process research and development          333         -        333       165
                                                    ------    ------     ------    ------
Operating costs and expenses                         5,272     4,575     14,164    13,116
                                                    ------    ------     ------    ------
OPERATING INCOME                                     2,056     2,156      7,013     5,543
Interest and other                                     316       170        953       514
                                                    ------    ------     ------    ------
INCOME BEFORE TAXES                                  2,372     2,326      7,966     6,057
Income taxes                                           914       767      2,760     2,053
                                                    ------    ------     ------    ------
NET INCOME                                          $1,458    $1,559     $5,206    $4,004
                                                    ======    ======     ======    ======

BASIC EARNINGS PER SHARE                             $0.44     $0.46      $1.57     $1.20
                                                    ======    ======     ======    ======
DILUTED EARNINGS PER SHARE                           $0.42     $0.44      $1.50     $1.13
                                                    ======    ======     ======    ======
COMMON SHARES OUTSTANDING                            3,325     3,355      3,320     3,339
COMMON SHARES ASSUMING DILUTION                      3,472     3,505      3,465     3,530


Note:  Certain prior period amounts have been reclassified to conform with the current presentation.
-----------------------------------------------------------------
PRO FORMA INFORMATION EXCLUDING ACQUISITION-RELATED COSTS

The following pro forma supplemental information excludes the effect of amortization of goodwill and other acquisition-related intangibles as well as in-process research and development. As these acquisition-related costs are substantially all non-deductible for income tax purposes, the only change to the tax provision in arriving at the pro forma net income is a small increase for the impact of deferred taxes related to the amortization of identifiable intangibles. This pro forma information is not prepared in accordance with generally accepted accounting principles.





                                                 Three Months Ended    Nine Months Ended
                                                 ------------------   ------------------
                                                Sept. 25,  Sept. 26,  Sept. 25, Sept. 26,
                                                   1999      1998       1999      1998
                                                    ------    ------     ------    ------
Pro forma operating costs and expenses              $4,818    $4,559    $13,661   $12,911
Pro forma operating income                          $2,510    $2,172     $7,516    $5,748
Net income excluding acquisition-related costs      $1,904    $1,575     $5,701    $4,209
Basic earnings per share excluding
   acquisition-related costs                         $0.57     $0.47      $1.72     $1.26
Diluted earnings per share excluding
   acquisition-related costs                         $0.55     $0.45      $1.65     $1.19

                                      INTEL CORPORATION
                           CONSOLIDATED SUMMARY BALANCE SHEET DATA
                           (In millions, except per share amounts)
                                                     Sept. 25,     June 26,    Dec. 26,
                                                        1999         1999        1998
                                                       ------       ------      ------
CURRENT ASSETS
Cash and short-term investments                          $11,891      $10,609      $7,626
Accounts receivable                                        3,494        3,265       3,527
Inventories:
   Raw materials                                             204          222         206
   Work in process                                           840          947         795
   Finished goods                                            582          594         581
                                                          ------       ------      ------
                                                           1,626        1,763       1,582
                                                          ------       ------      ------
Deferred tax assets and other                                905          836         740
                                                          ------       ------      ------
   Total current assets                                   17,916       16,473      13,475

Property, plant and equipment, net                        11,594       11,412      11,609
Long-term investments                                      4,959        3,453       5,365
Goodwill and other acquisition-related intangibles         3,114          263         111
Other assets                                               1,355        1,200         911
                                                          ------       ------      ------
   TOTAL ASSETS                                          $38,938      $32,801     $31,471
                                                         =======      =======     =======
CURRENT LIABILITIES
Short-term debt                                          $   164      $   135     $   159
Accounts payable and accrued liabilities                   4,459        3,840       4,081
Deferred income on shipments to distributors                 596          499         606
Income taxes payable                                       1,170          643         958
                                                          ------       ------      ------
   Total current liabilities                               6,389        5,117       5,804
LONG-TERM DEBT                                               884          666         702
DEFERRED TAX LIABILITIES                                   2,222        1,546       1,387
PUT WARRANTS                                                 261            -         201

STOCKHOLDERS' EQUITY
Common Stock and capital in excess of par value            7,215        4,819       4,822
Retained earnings                                         21,967       20,653      18,555
                                                          ------       ------      ------
   Total stockholders' equity                             29,182       25,472      23,377
                                                          ------       ------      ------
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $38,938      $32,801     $31,471
                                                         =======     =======      =======

Note: Certain prior period amounts have been reclassified to conform with the current presentation.